Exhibit 4.1

SPECIMEN Ichor holdIngs, ltd. INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS SEE REVERSE FOR CERTAIN DEFINITIONS SHARES This CerTifies ThaT: SPECIMEN is The owner of FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF $0.0001 EACH OF Ichor holdIngs, ltd. (The “Company”) transferable on the books of the Company in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the Cayman Islands, and to the Memorandum and Articles of Association of the Company, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. COUNTERSIGNED: BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. 1717 ARCH ST., STE. 1300, PHILADELPHIA, PA 19103 TRANSFER AGENT BY: AUTHORIZED SIGNATURE CHIEF EXECUTIVE OFFICER PRESIDENT, CFO & SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM —as tenants in common UNIF GIFT MIN ACT—.Custodian
TEN ENT—as tenants by the entireties (Cust) (Minor)
JT TEN —as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State)
Additional abbreviations may also be used though not in the above list.
For Value Received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE Signature(s) Guaranteed OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
By
The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15.